UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, Jo-Ann Stores, Inc. (the "Company") announced that it has appointed Darrell Webb as its new Chairman, President and Chief Executive Officer, effective on July 24, 2006. Alan Rosskamm, the Company’s current Chairman, President and Chief Executive Officer, will resign those positions on that date but will continue his service to the Company as a non-employee director. Mr. Webb was elected to be a director and Chairman of the Board by the Board of Directors.

For the past four years, Mr. Webb was President of Fred Meyer, the 128-store super center division of The Kroger Company, a retail grocery chain. After Kroger acquired Fred Meyer in 1999, Mr. Webb served as Group Vice President for Procurement, with the task to unlock purchase synergies across all Kroger divisions. He then became President of the Quality Food Center division, where he led a successful turnaround, before returning to Fred Meyer in 2002. Mr. Webb is 48 years old.

A copy of the press release announcing Mr. Webb's appointment is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Under the terms of an offer letter, dated June 27, 2006 and accepted by Mr. Webb on June 29, 2006, Mr. Webb will receive an annual base salary of $750,000 and a guaranteed cash bonus, pursuant to the Jo-Ann Stores Management Incentive Plan, of 100% of his actual earned salary for fiscal year 2007 and 50% of his actual earned salary for fiscal year 2008. For fiscal year 2008, Mr. Webb will have the opportunity to earn a cash bonus of up to 100% of his base salary upon achieving financial performance targets to be established by the Board of Directors and will be eligible to participate in the Jo-Ann Stores Incentive Compensation Plan. On the first Friday following his start date, Mr. Webb will be granted 100,000 restricted common shares and 100,000 non-qualified stock options, which grants will vest 25% annually over a four-year period. In addition, Mr. Webb will receive health, life and disability insurance coverage, the reimbursement of relocation expenses and a lump-sum payment of $150,000 to cover any non-reimbursable relocation expenses, the reimbursement of attorney's fees incurred in connection with his employment with the Company, and other benefits customarily provided to the Company's executive officers such as a car allowance, a club membership allowance, an annual physical, and tax and financial planning assistance.

The Company and Mr. Webb also entered into an Agreement, effective July 24, 2006 (the "Employment Agreement"). The Employment Agreement shall apply to any termination of Mr. Webb's employment occuring on or before July 31, 2009. Unless the Employment Agreement is earlier terminated pursuant to its terms, on July 31, 2009 and on July 31 of each succeeding year thereafter (a "Renewal Date"), the term of the Employment Agreement shall be automatically extended for an additional one year unless either party has given notice to the other, at least one (1) year in advance of that Renewal Date, that the Employment Agreement shall not apply to any termination of Mr. Webb's employment occuring after that Renewal Date.

The Employment Agreement will become operative only if Mr. Webb's employment is terminated by the Company "without cause" or by the executive for "good reason" (in each case, as defined in the Employment Agreement) or in the event the Employment Agreement is not renewed by the Company as described in the immediately preceding paragraph. If the Employment Agreement becomes operative, Mr. Webb will be entitled to certain severance payments and continuing health and life insurance coverage. The amount of these payments and the length of time that insurance coverage will be continued vary depending upon whether the termination occurs before or after a "Change of Control" of the Company (as defined in the Employment Agreement).

If Mr. Webb becomes entitled to benefits under the Employment Agreement before a Change of Control, he will be entitled to receive (a) continued payments of base salary and continued health and life insurance coverage through the second anniversary of the termination date, and (b) a pro rata bonus for that part of the current year that ends on the termination date. In addition, the initial grants of 100,000 restricted shares and 100,000 stock options will become fully vested.

If Mr. Webb becomes entitled to benefits under the Employment Agreement after a Change of Control or in the event the Employment Agreement is not renewed by the Company, he will be entitled to prompt payment of (a) a lump sum equal to three times the sum of his base salary plus bonus, (b) any unpaid bonus for any prior year, and (c) a pro rata bonus for that part of the current year that ends on the termination date. In addition, health and life insurance coverage will be continued through the third anniversary of the termination date and all restricted shares and stock options will become fully vested. Whether the termination is before or after a Change of Control, continuing health and life insurance coverage would stop if Mr. Webb becomes eligible for similar benefits with another employer.

The Employment Agreement also provides that if any payments to Mr. Webb in connection with a Change of Control would be subject to the excise tax under Sections 280G or 4999 of the Internal Revenue Code on excess parachute payments, the Company will, in general, "gross up" Mr. Webb's compensation to offset the excise tax, except that (a) if the aggregate parachute payments that would otherwise be made to Mr. Webb do not exceed 110% of the maximum amount of parachute payments that can be made without triggering the excise tax, the parachute payments to Mr. Webb will be reduced to the extent necessary to avoid the imposition of the excise tax and no "gross up" will be paid, and (b) if the aggregate parachute payments that would otherwise be made to Mr. Webb do exceed 110% of the maximum amount of parachute payments that can be made without triggering the excise tax, the full amount of those parachute payments will be made, Mr. Webb will have to individually bear the excise tax allocable to 10% of the aggregate total of parachute payments, and the Company will "gross up" Mr. Webb's compensation to offset the excise taxes other than that portion that is allocable to 10% of the aggregate total of parachute payments.

Mr. Webb agreed to non-competition, confidentiality and non-solicitation covenants in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. - 99.1 Press Release of Jo-Ann Stores, Inc., dated July 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

July 6, 2006	By:	/s/ Alan Rosskamm

Name: Alan Rosskamm
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Jo-Ann Stores, Inc., dated July 5, 2006.